UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2014

Essex Rental Corp.
(Exact name of registrant as specified in charter)

Delaware	000-52459	20-5415048
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1110 Lake Cook Road, Suite 220, Buffalo Grove, Illinois	60089
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 847-215-6500

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 27, 2014, the board of directors (the “Board”) of Essex Rental Corp. (the “Company”) increased the number of directors of the Company from five to six directors in accordance with the Company’s by-laws, as amended, and appointed William Fox to serve as a Class B director of the Company until the Company’s 2014 annual meeting of stockholders and until his successor is duly elected and qualified. Mr. Fox was not appointed to serve on any committees of the Board.

Consistent with the Company’s compensation practices for its non-employee directors, Mr. Fox will receive an annual retainer fee of $75,000 per year payable in cash or, at his election, Company common stock. In addition, Mr. Fox will be awarded 3,155 shares of common stock.

Item 8.01 Financial Statements and Exhibits.

On February 28, 2014, the Company issued a press release announcing the increase in the size of the Board and the appointment of Mr. Fox as a director. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press release, dated February 28, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESSEX RENTAL CORP.

Date:	February 28, 2014	By:	/s/ Kory M. Glen
Kory M. Glen
Chief Financial Officer